Exhibit 23.1

CAWLEY, GILLESPIE & ASSOCIATES, INC.

PETROLEUM CONSULTANTS

13640 BRIARWICK DRIVE, SUITE 100	306 WEST SEVENTH STREET, SUITE 302	1000 LOUISIANA STREET, SUITE 625
AUSTIN, TEXAS 78729-1707	FORT WORTH, TEXAS 76102-4987	HOUSTON, TEXAS 77002-5008
512-249-7000	817- 336-2461	713-651-9944
www.cgaus.com

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We hereby consent to the references to our firm in this Registration Statement on Form S-3 and all appendixes, exhibits and attachments thereto (including the related prospectus) filed by Mid-Con Energy Partners, LP, and to the use of our audit of their reserves and reserves present value as of December 31, 2011 for Mid-Con Energy Partners, LP and its predecessors (the “Registration Statement”). We also consent to all references to our firm in the prospectus included in such Registration Statement, including under the heading “Experts.”

Sincerely,

/s/ Cawley, Gillespie & Associates, Inc.
Cawley, Gillespie & Associates, Inc.
Texas Registered Engineering Firm F-693

March 1, 2013
Fort Worth, Texas